     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 16, 1998

                                                     REGISTRATION NO. 333-56321
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                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549
                               ----------------
                                POST-EFFECTIVE
                                AMENDMENT NO. 1
                                      TO
                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                               ----------------
                             JPS PACKAGING COMPANY
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
        DELAWARE                     2671                 31-1311495
     (STATE OF OTHER     (PRIMARY STANDARD INDUSTRIAL  (I.R.S. EMPLOYER
      JURISDICTION        CLASSIFICATION CODE NUMBER)
                                                    IDENTIFICATION NUMBER)
   OF INCORPORATION OR
      ORGANIZATION)
                  9201 PACKAGING DRIVE, DESOTO, KANSAS 66018
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
  JOHN T. CARPER, 9201 PACKAGING DRIVE, DESOTO, KANSAS 66018, (913) 583-8730 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                                  COPIES TO:
                              THOMAS W. VAN DYKE
                                BRYAN CAVE LLP
                      7500 COLLEGE BOULEVARD, SUITE 1100
                         OVERLAND PARK, KS 66210-4035
                                (913) 338-7700
                          (913) 338-7777 (TELECOPIER)
  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the Registration Statement becomes effective.
  If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following: [_]
  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] Registration No. 333-56321
                        CALCULATION OF REGISTRATION FEE
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
                                                                      PROPOSED
                                                       PROPOSED       MAXIMUM
                                         AMOUNT        MAXIMUM       AGGREGATE      AMOUNT OF
 TITLE OF EACH CLASS OF SECURITIES       TO BE         OFFERING       OFFERING     REGISTRATION
         TO BE REGISTERED            REGISTERED(1)  PRICE PER UNIT    PRICE(2)         FEE
-----------------------------------------------------------------------------------------------
 Common Stock, par value $.01 per
  share                                5,599,889         $(2)      $36,656,368.24       *
-----------------------------------------------------------------------------------------------

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(1) Represents the estimated maximum number of shares of common stock, par value $.01 per share, of JPS Packaging Company ("JPS Common Stock") to be sold in exchange for the common stock, par value $.10 per share, of Sealright Co., Inc. ("Sealright Common Stock") and an estimated number of shares of JPS Common Stock which may be issued by JPS Packaging Company in connection with the settlement of employee stock option agreements.
(2) Pursuant to Rule 457, the filing fee has been computed based on the market value of the shares of Sealright Common Stock to be cancelled in the exchange, using the average of the high and low sales price of Sealright Common Stock as reported on the Nasdaq Stock Market, Inc. on June 1, 1998, calculated in accordance with Rule 457(c) (a total of $36,577,677.18), plus the offering price of 11,471 shares of JPS Common Stock which may be issued in connection with the settlement of certain Sealright employee stock option agreements, determined in accordance with the valuation of $6.86 per share set forth in the amendments to such option agreements (a total of $78,691.06), for an aggregate maximum offering price of $36,656,368.24. No maximum offering price per unit for JPS Common Stock is available.
   *Previously paid.
                               ----------------
  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.
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

                                   PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS


Item 20  Indemnification of Directors and Officers

     Reference is made to Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL"), which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director's fiduciary duty, except
(i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions), or (iv) for any transaction from which a director derived an improper personal benefit. The Registrant's Certificate of Incorporation limits the liability of directors to the extent permitted by Section 102(b)(7) of the DGCL.

     The Registrant has purchased insurance coverage on behalf of its directors and officers against any liability asserted against any of them in their capacity as a director or officer of the Registrant.

Item 21(a)  Exhibits

 Exhibit
  Number    Description
 -------    -----------

  2.1 Agreement and Plan of Merger dated March 2, 1998 by and among Sealright Co., Inc., Seal Acquisition Corp. and Huhtamaki Oy (included as Appendix A to this Proxy Statement/Prospectus)*

  2.1(a)    Form of Tax Procedures Agreement*

  2.1(b)    Form of Intellectual Property License Agreement*

  2.1(c)    Form of Transitional Services Agreement*

  2.2 Reorganization Agreement, dated as of April 30, 1998, by and among Sealright Co., Inc., JPS Packaging Company, Sealright Manufacturing-West, Inc. and Sealright Packaging Company*

  3.1(a) Certificate of Incorporation of JPS Packaging Company dated March 24, 1998*

  3.1(b)    Certificate of Merger of JPS Packaging Company dated April 3, 1998*

 Exhibit
  Number    Description
 -------    -----------

  3.1(c)    Amendment to Certificate of Incorporation dated April 24, 1998*

  3.2       Amended and Restated Bylaws of JPS Packaging Company*

  4.1       Revised Form of Stock Certificate

  5.1       Opinion of Bryan Cave LLP including Consent*

 10.1 Commitment Letter Agreement between Harris Trust and Savings Bank and JPS Packaging Company dated May 29, 1998*

 10.2       JPS Packaging Company 1998 Incentive Compensation Plan*

 10.3       Executive Retention Agreement between Sealright Co., Inc. and John
            T. Carper dated October 21, 1997*

 10.4 Executive Retention Agreement between Sealright Co., Inc. and A. Lawrence Walton dated October 21, 1997*

 10.5 Executive Retention Agreement between Sealright Co., Inc. and Steven Saucier dated October 21, 1997*

 21.1       Subsidiaries of JPS Packaging Company*

 23.1       Consent of KPMG Peat Marwick Relating to Matters Concerning the
            Registrant*

 23.2 Consent of Arthur Andersen LLP Relating to Matters Concerning Sealright Co., Inc.*

 23.3       Consent of Bryan Cave LLP (included in Exhibit 5.1 above)*

 23.4       Consent of Goldman, Sachs & Co.*

 24.1       Powers of Attorney (included as part of signature page)*

 27.1       Revised Financial Data Schedule

 99.1       Proxy Card of Sealright Co., Inc.*

_________

* Previously filed.

Item 21(b)  Financial Statement Schedules

     The schedules for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission are not required under the related instructions or are inapplicable and therefore have been omitted.

Item 22  Undertakings

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 20 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by its is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Act of 1934; and, where interim financial information required to be presented by Article 3 of the Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of DeSoto, state of Kansas, on June 16, 1998.

                                    JPS PACKAGING COMPANY


                                    By: /s/ John T. Carper
                                        ------------------
                                    Name:  John T. Carper
                                    Title: President



                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that the individuals whose signatures appear below constitute and appoint John T. Carper and David S. Boylan or any of them, his true and lawful attorney in fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

       Signature                       Title                       Date
       ---------                       -----                       ----

/s/ John T. Carper           President and Director            June 16, 1998
-----------------------
John T. Carper


/s/ David S. Boylan*         Chief Financial Officer and       June 16, 1998
-----------------------      Chief Accounting Officer
David S. Boylan


/s/ G. Kenneth Baum*         Director                          June 16, 1998
-----------------------
G. Kenneth Baum

       Signature                     Title                        Date
       ---------                     -----                        ----

/s/ D. Patrick Curran*              Director                  June 16, 1998
-----------------------
D. Patrick Curran


/s/ Charles A. Sullivan*            Director                  June 16, 1998
-----------------------
Charles A. Sullivan


/s/ William D. Thomas*              Director                  June 16, 1998
-----------------------
William D. Thomas

     By:  /s/  John T. Carper
          -------------------
          John T.Carper
          Attorney-in-Fact